Exhibit 11(c)


                         Independent Auditors' Consent


To the Shareholders and Board of Directors of the GE Investments Funds, Inc.:

We consent to the reference to our Firm under the heading "Independent Auditors" in the Statement of Additional Information.


                                                           KPMG Peat Marwick LLP

New York, New York
October 23, 1997